Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of October __, 2018, by and among (i) RumbleOn, Inc., a Nevada corporation (including any successor entity thereto, the "Parent"), (ii) each of the shareholders of the Company set forth in Schedule 1 (individually and collectively, the "Investor" or "Investors") of the Merger Agreement (as defined below) and (iii) Steven Brewster, a Tennessee resident, as the representative of each Investor (the "Representative").

WHEREAS, on October 26, 2018, the Parent, RMBL Tennessee, LLC, a Nevada limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub"), Wholesale, Inc., a Tennessee corporation (the "Company"), the Investors and the Representative entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof (the "Merger Agreement"), pursuant to which, subject to the terms and conditions thereof, the Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger");

WHEREAS, in connection with the Merger, the Investors will receive the Conversion Shares that are convertible into shares of Parent’s Class B common stock, par value $0.001 per share (the "Class B Common Stock");

WHEREAS, resales by the Investors of the Class B Common Stock may be required to be registered under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, depending upon the status of an Investor or the intended method of distribution of the Class B Common Stock; and

WHEREAS, the parties desire to enter into this Agreement to provide each Investor with certain rights relating to the registration of the Class B Common Stock held by him or her or which her or she may acquire.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement. The following capitalized terms used herein have the following meanings:

"Agreement" means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

"Class B Common Stock" is defined in the recitals to this Agreement.

 "Company" is defined in the recitals to this Agreement.

"Exchange Act" is defined as the Securities Exchange Act of 1934, as amended from time to time.

"Form S-3" is defined in Section 2.3.

 "Indemnified Party" is defined in Section 4.3.

"Indemnifying Party" is defined in Section 4.3.

"Investor" and "Investors" are defined in the preamble to this Agreement, and include any transferee of the Registrable Securities (so long as they remain Registrable Securities) of the respective Investor permitted under this Agreement.

"Investor Indemnified Party" is defined in Section 4.1.

 "Merger" is defined in the recitals to this Agreement.

"Merger Agreement" is defined in the recitals to this Agreement.

"Merger Sub" is defined in the recitals to this Agreement.

"Parent" is defined in the preamble to this Agreement, and shall include Parent’s successors by merger, acquisition, reorganization or otherwise.

 "Piggy-Back Registration" is defined in Section 2.2.1.

 "Pro Rata" is defined in Section 2.2.2(a).

"Proceeding" is defined in Section 6.10.

"register," "registered," and "registration" mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

"Registrable Securities" means, at any time, the Class B Common Stock owned by each Investor, whether owned on the date hereof or acquired hereafter, including any shares of Class B Common Stock which may be issued or distributed in respect of such shares of Class B Common Stock by way of conversion, concession, stock dividend or stock split or other distribution, recapitalization or reclassification or similar transaction; provided, however, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration (other than, for the avoidance of doubt, the sale of shares to the Investor as a result of the consummation of the transactions contemplated by the Merger Agreement) or (ii) which have been sold pursuant to Rule 144.

"Registration Expenses" is defined in Section 3.3.

"Registration Statement" means a registration statement filed by Parent with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

"Specified Courts" is defined in Section 6.10.

"Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Piggy-Back Registration.

2.1.1 Piggy-Back Rights. If at any time after the Closing Parent proposes to file a Registration Statement under the Securities Act or conducts a takedown from an effective Shelf Registration Statement with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Parent for its own account or for security holders of Parent for their account, other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Parent’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of Parent or (iv) for a dividend reinvestment plan, then Parent shall (x) give written notice of such proposed filing to the Investor as soon as practicable but in no event less than five (5) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Investor in such notice the opportunity to register the sale of such number of Registrable Securities as the Investor may request in writing within five (5) days following receipt of such notice (a "Piggy-Back Registration"). To the extent permitted by applicable securities laws with respect to such registration by Parent or another demanding shareholder, Parent shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Parent and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If the Investor proposes to distribute its Registrable Securities through a Piggy-Back Registration that involves an Underwriter or Underwriters, the Investor shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Each participating Investor may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of such Underwriter(s) also be made to and for such participating Investor’s benefit and that any or all of the conditions precedent to the obligations of such Underwriter(s) under such underwriting agreement also be conditions precedent to its obligations.

2.1.2 Reduction of Offering. If the managing Underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering in good faith advises Parent and the Investor in writing that the dollar amount or number of Class B Common Stock Parent desires to sell, taken together with the Registrable Securities as to which registration has been requested under this Section 2.1.2 exceeds the maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then Parent shall include in any such registration: (i) first, the Class B Common Stock or other securities that Parent desires to sell that can be sold without exceeding the Maximum Number of Shares; and (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of the Investor as to which registration has been requested pursuant to this Section 2.1.2 that can be sold without exceeding the Maximum Number of Shares. If an Investor is unable to include all of its Registrable Securities in a Piggy-Back Registration due to the limitations of this Section 2.1.2, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration as described in Section 2.1.1.

2.1.3 Withdrawal. The Investor may elect to withdraw its request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Parent of such request to withdraw. Parent may withdraw a Registration Statement at any time before the pricing of the proposed equity offering without any liability to the Investor. Notwithstanding any such withdrawal, Parent shall pay all expenses incurred in connection with such Piggy-Back Registration.

2.2 Registrations on Form S-3. As soon as practicable after the issuance of the Conversion Shares to the Investor, and in any event within 10 days, Parent will prepare and file a shelf registration on Form S-3 or any similar short-form registration which may be available at such time (the "Shelf Registration Statement") registering for resale the Registrable Securities under the Securities Act. The plan of distribution indicated in the Shelf Registration Statement will include all such methods of sale as the Investor may reasonably request in writing prior to the filing of the Shelf Registration Statement and that can be included in the Shelf Registration Statement under the rules and regulations of the SEC. Parent shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. Until such time as all Registrable Securities cease to be Registrable Securities or Parent is no longer eligible to maintain a Shelf Registration Statement, Parent shall use commercially reasonable efforts to keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Securities under the Securities Act.

The Parent represents that any Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that Parent makes no representation with respect to information furnished to Parent, in writing, by such Investor expressly for use in any Shelf Registration Statement.

If Parent is not S-3 eligible at the time of filing, Parent shall file a Registration Statement for a Shelf Registration on Form S-1 (or any successor to Form S-1, "Form S-1") and cause it to be declared effective as soon as practicable. In the event that Parent files on a Form S-1 and thereafter becomes eligible to register the Conversion Shares on Form S-3, Parent shall, after consultation with and receipt of consent by the Investor, use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after Parent becomes so eligible. Parent shall use its commercially reasonable efforts, (a) to the extent required by the rules and regulations of Nasdaq, to prepare and submit to Nasdaq the requisite notification and forms for the listing of the Class B Common Stock to be issued in connection with this Agreement, and to cause such shares to be approved for listing (subject to official notice of issuance) prior to issuance.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever Parent is required to effect the registration of any Registrable Securities by the Investor pursuant to Section 2, Parent shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Copies. Parent shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Investor and its legal counsel if the Investor is including Registrable Securities in such registration copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Investor or its legal counsel may request in order to facilitate the disposition of the Registrable Securities owned by the Investor.

3.1.2 Amendments and Supplements. Parent shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.3 Notification. After the filing of a Registration Statement, Parent shall promptly, and in no event more than three (3) Business Days after such filing, notify the Investor of such filing, and shall further notify the Investor promptly and confirm such advice in writing in all events within three (3) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Parent shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Investor any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, Parent shall furnish to the Investor and its legal counsel copies of all such documents proposed to be filed no fewer than three (3) days in advance of such filing to provide the Investor and its legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.4 State Securities Laws Compliance. Prior to any public offering of Registrable Securities, Parent shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the Investor (in light of his or her intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Parent and do any and all other acts and things that may be necessary or advisable to enable the Investor to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Parent shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject.

3.1.5 Agreements for Disposition. Parent shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. If requested by the Underwriter(s) for an Underwritten Shelf Takedown, Parent shall enter into an underwriting agreement with such Underwriter(s) for such offering, such agreement to be form and substance (including with respect to representations and warranties by Parent) as is customarily given by Parent to underwriters in an underwritten public offering, and to contain indemnities to the effect and to the extent provided in Section 4. The participating Investors in the Underwritten Shelf Takedown shall be parties to such underwriting agreement; provided, however, that no such Investor shall be required to (i) make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Investor’s ownership of his or her Registrable Securities to be sold or transferred free and clear of all liens, claims and encumbrances, (B) such Investor’s power and authority to effect such transfer and (C) such customary matters pertaining to compliance with securities laws as may be reasonably requested or (ii) undertake any indemnification obligations to Parent or the Underwriter(s) with respect thereto except as otherwise provided in Section 4. No Investor may participate in the Underwritten Shelf Takedown unless such Investor agrees to sell his or her Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities (subject to clause (ii) in the above proviso) and other documents reasonably required under the terms of such underwriting agreement.

Each participating Investor may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of such Underwriter(s) also be made to and for such participating Investor’s benefit and that any or all of the conditions precedent to the obligations of such Underwriter(s) under such underwriting agreement also be conditions precedent to its obligations.

3.1.6 Cooperation. The principal executive officer of Parent, the principal financial officer of Parent, the principal accounting officer of Parent and all other officers and members of the management of Parent shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriter(s), attorneys, accountants and potential investors.

3.1.7 Listing. Parent shall use its best efforts to cause all Registrable Securities that are Class B Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Parent are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Investor.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3.1.3(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by Parent, pursuant to a written insider trading compliance program adopted by Parent’s Board of Directors, of the ability of all "insiders" covered by such program to transact in Parent’s securities because of the existence of material non-public information, the Investor shall immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor receives the supplemented or amended prospectus contemplated by Section 3.1.3(iv) or the restriction on the ability of "insiders" to transact in Parent’s securities is removed, as applicable, and, if so directed by Parent, the Investor will deliver to Parent all copies, other than permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Subject to Section 4, Parent shall bear all costs and expenses incurred in connection with any Piggy-Back Registration pursuant to Section 2.1, and any registration on Form S-3 effected pursuant to Section 2.2, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective ("Registration Expenses"), including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Parent’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Parent and fees and expenses for independent certified public accountants retained by Parent (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by Parent in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the Investor not to exceed $10,000 in connection with a Piggy-Back Registration and $5,000 in connection with and any registration on Form S-3 effected pursuant to Section 2.2. Parent shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Investor, which underwriting discounts or selling commissions shall be borne by the Investor. Additionally, in an underwritten offering, all selling security holders and Parent shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Each Investor shall provide such information about such Investor, the Registrable Securities held by such Investor and intended method of disposition, in each case as may reasonably be requested by Parent, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement including any Registrable Securities of the Investor, including amendments and supplements thereto, as is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Any such information provided by an Investor will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Parent. Parent agrees to indemnify and hold harmless the Investor, and the Investor’s affiliates, attorneys and agents, and each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an "Investor Indemnified Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or any rule or regulation promulgated thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any such registration; and Parent shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission to state therein a material fact required to be stated therein made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Parent, in writing, by such Investor expressly for use therein. Parent also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1 and shall be part of the "Investor Indemnified Party."

4.2 Indemnification by the Investor. The Investor will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by the Investor, indemnify and hold harmless Parent, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, only insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, only if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Parent by the Investor expressly for use therein, and shall reimburse Parent, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. The Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by the Investor.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the "Indemnifying Party") in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Investor shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such the respective Investor from the sale of such Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. Parent covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Parent represents and warrants that as of the date of this Agreement, except as set forth in Schedule 4.6 of the Merger Agreement, no Person has any right to require Parent to register any of Parent’s capital stock for sale or to include Parent’s capital stock in any registration filed by Parent for the sale of capital stock for its own account or for the account of any other Person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Parent hereunder may not be assigned or delegated by Parent in whole or in part. This Agreement and the rights, duties and obligations of the Investor hereunder may be freely assigned or delegated by the Investor in conjunction with and to the extent of any permitted transfer of Registrable Securities by the Investor. In the event of any such assignment by the Investor of some but not all of its rights hereunder, the assignee will be included in the term "Investor" under this Agreement and shall have pro rata rights under this Agreement with respect to the Registrable Securities so transferred to it, but any determination, consent or action by the Investor hereunder will require the holders of a majority-in-interest of the Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investor or of any assignee of the Investor. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:	With a copy to (which shall not constitute notice:
RumbleOn, Inc. 4521 Sharon Road, Suite 370 Charlotte, NC 28211	Ackerman LLP 350 E. Las Olas Boulevard, Suite 1600 Fort Lauderdale, FL 33301
Attn:	Attn: Michael Francis Christina C. Russo

If to the Investors,to:	With a copy to (which shall not constitute notice):
Steven Brewster 250 Bluegrass Dr. Hendersonville, TN 37075	Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, TN 37201
Janelle Brewster 250 Bluegrass Dr. Hendersonville, TN 37075	Attn: Allen Overby Taylor Ashley

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (together with the Merger Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement.

6.7 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words "without limitation"; (iii) the words "herein," "hereto," and "hereby" and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term "or" means "and/or". The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.8 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Parent and the Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision

6.9 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions, claims or other legal proceedings arising out of or relating to this Agreement (a "Proceeding") shall be heard and determined exclusively in any state or federal court located in Davidson County in the state of Tennessee (or in any court in which appeal from such courts may be taken) (the "Specified Courts"). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Proceeding brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.3. Nothing in this Section 6.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

6.11 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.12 Limitation on Subsequent Registration Rights. After the date of this Agreement, Parent shall not (i) enter into any agreement with any holder or prospective holder of any securities of Parent that would grant such holder or prospective holder rights to demand the registration of any securities of Parent that are more favorable than or inconsistent with the rights granted to the Investors hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Investors in this Agreement, unless expressly approved by the Investors in writing.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Parent:

RUMBLEON, INC.

By: /s/  Marshall Chesrown
Name: Marshall Chesrown
Title: Chief Executive Officer

Investors:

/s/ Steven Brewster
Name: Steven Brewster

/s/ Janelle Brewster
Name: Janelle Brewster

Representative:

/s/ Steven Brewster
Name: Steven Brewster

{Signature Page to Registration Rights Agreement}